Exhibit 3.13

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:10 PM 03/31/2006

FILED 05:36 PM 03/31/2006

SRV 060309010 - 4135240 FILE

CERTIFICATE OF FORMATION

OF

FUEL OUTDOOR SAN FRANCISCO LLC

This Certificate of Formation of Fuel Outdoor San Francisco LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-201, et. seq.).

FIRST. The name of the limited liability company formed hereby is Fuel Outdoor San Francisco LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 31st day of March, 2006.

By:	/s/ Christopher Valeri
Name:	Christopher Valeri
Title:	Authorized Person

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:47 AM 03/22/2013

FILED 11:29 AM 03/22/2013

SRV 130347421 - 4135240 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Fuel Outdoor San Francisco LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc..

By:	/s/ Steven Pretsfelder
Authorized Person

Name:	Steven Pretsfelder
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